UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2024

Petco Health and Wellness Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39878	84-1005932
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10850 Via Frontera

San Diego, California 92127

(Address of Principal Executive Offices)

(858) 453-7845

(Registrant’s Telephone Number, including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	WOOF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer (“CEO”)

On July 17, 2024, the Board of Directors (the “Board”) of Petco Health and Wellness Company, Inc. (the “Company”) appointed Joel D. Anderson to succeed R. Michael Mohan, interim Chief Executive Officer, as the Chief Executive Officer of the Company (the “CEO Succession”), effective as of July 29, 2024 (the “Transition Date”). As of the Transition Date, Mr. Mohan will remain on the Board as an independent Board member and will lead a new Board committee focused on the Company’s ongoing value creation initiatives, working with Mr. Anderson to ensure a smooth leadership transition and continued execution towards the Company’s objectives.

In connection with the CEO Succession, the Board also increased the size of the Board from 11 to 12 directors, with the newly created directorship being allocated to Class III effective as of the Transition Date, in accordance with the Company’s Second Amended and Restated Certificate of Incorporation, as amended, and Second Amended and Restated Bylaws. Mr. Anderson was appointed as a member of the Board to fill such vacancy, effective as of the Transition Date, and will hold such office until the next election of Class III directors and until his successor has been duly elected and qualified or until his earlier death, resignation, removal, retirement or disqualification.

Mr. Anderson, 59, previously served as President and Chief Executive Officer of Five Below, Inc., a specialty value retailer, from February 2015 to July 16, 2024, also serving on its board of directors during that time, and as its President and Chief Operating Officer from July 2014 through January 2015. Prior to Five Below, Mr. Anderson served as President and Chief Executive Officer of Walmart.com from 2011 until 2014 and as the divisional Senior Vice President of the Northern Plains division from 2010 to 2011. Prior to Walmart, Mr. Anderson was President of the retail and direct business units for Lenox Group, Inc. and served in various executive positions at Toys “R” Us Inc. over a 14-year period. Mr. Anderson currently serves as a director of Sprouts Farmers Market. Mr. Anderson holds a Master of Business Administration degree from Harvard Business School and Bachelor of Arts degrees in political science and speech communications from Saint Olaf College.

In connection with the CEO Succession, the Company entered into an offer letter with Mr. Anderson pursuant to which he will receive an annual base salary of $1,300,000 and will participate in the Company’s annual incentive plan, with a target annual bonus of 150% of his base salary, and in the employee benefit and executive perquisite programs provided to other senior executives of the Company. The offer letter also provides for the following initial equity awards, the majority of which are intended to make Mr. Anderson whole for compensation he forfeited with his previous employer: (i) $5,000,000 of restricted stock units; (ii) $5,000,000 of performance stock units; (iii) $2,500,000 of stock options with an exercise price of $5.00; and (iv) $2,500,000 of stock options with an exercise price of $7.50; provided, however, that the exercise price of any grant of stock options will not be less than the closing price of the Company’s Class A common stock on the applicable date of grant. Notwithstanding the foregoing, the grant date value of each stock option grant may be increased to up to $3,750,000 based on any increase in the Company’s stock price prior to Mr. Andersen’s start date. The restricted stock units and stock options will vest as to 34% on the first anniversary of the Transition Date and 16.5% at the end of each six-month period thereafter through the third anniversary of the Transition Date, and the performance stock units will vest based on the Company’s adjusted EBITDA performance over a three-year performance period beginning on February 2, 2025 and ending January 29, 2028.

Under the offer letter, the Company will also provide for: (a) a lump sum relocation allowance of $300,000, subject to pro-rata repayment if he is terminated for “cause” or he resigns without “good reason” (each as defined in the offer letter) prior to the end of 2025, for his relocation to San Diego prior to the end of 2025; (b) financial and tax preparation services of up to $20,000 per year; (c) an annual executive physical with a cost of up to $5,000 per year; and (d) reimbursement of up to $20,000 in legal fees incurred in the negotiation of the offer letter.

In the event Mr. Anderson’s employment is terminated by the Company without cause or by him for good reason, he will be eligible for the following severance benefits, subject to his execution and non-revocation of a release of claims: (i) a lump sum payment equal to 1.5 times his base salary; (ii) payment of a pro-rata portion of the actual annual incentive bonus that he would have earned for the fiscal year in which the termination occurs, pro-rated based on the number of days he is employed during such fiscal year; (iii) a lump sum payment equal to 18 times the monthly premiums for his (and his covered dependents’) participation in the Company’s group health plans pursuant to COBRA; (iv) payment of any earned but unpaid annual incentive bonus for the fiscal year preceding the fiscal year in which the termination occurs; and (v) certain accelerated vesting of the stock options, restricted stock units and, depending on the date of such termination, performance stock units described above.

The foregoing summary of Mr. Anderson’s offer letter does not purport to be complete and is qualified in its entirety by reference to the complete terms of the offer letter filed as Exhibit 10.1 hereto, which is incorporated herein by reference. Mr. Anderson will also enter into a standard indemnification agreement with the Company, which was previously filed as Exhibit 10.2 to the Company’s Registration Statement, dated December 3, 2020.

Mr. Anderson was not appointed pursuant to any arrangement or understanding between him and any other person. Mr. Anderson does not have any family relationships with any director or executive officer of the Company, and there are no transactions in which Mr. Anderson has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On July 17, 2024, the Company issued a press release announcing the appointment of Mr. Anderson as CEO of the Company and Mr. Mohan’s role following the Transition Date. A copy of the press release is attached as Exhibit 99.1 hereto.

The information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liability of that section, and shall not be incorporated by reference into any other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Offer Letter, dated July 17, 2024, between Joel D. Anderson and Petco Health and Wellness Company, Inc.

99.1	Press Release dated July 17, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petco Health and Wellness Company, Inc.

Dated: July 17, 2024	By:	/s/ Giovanni Insana
	Name:	Giovanni Insana
	Title:	Chief Legal Officer and Secretary